Exhibit 3.63
CERTIFICATE OF FORMATION
OF
SUNTERRA POCO DIABLO DEVELOPMENT. LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:
     FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Sunterra Poco Diablo Development, LLC.
     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle.
Executed on July 15, 2002.

/s/ Mark R. Williams
Mark R. Williams, Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 07/16/2002 020453640 — 3547793

CERTIFICATE OF MERGER
OF
ALL SEASONS RESORTS, INC.
(an Arizona corporation)
AND
SUNTERRA POCO DIABLO DEVELOPMENT, LLC
(a Delaware limited liability company)
     Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.
     1. The name of the surviving limited liability company is Sunterra Poco Diablo Development, LLC, a Delaware limited liability company.
     2. The name of the corporation being merged into this surviving limited liability company is All Seasons Resorts, Inc. The jurisdiction in which this corporation was formed is Arizona.
     3. The Agreement and Plan of Merger has been approved and executed by both the corporation and limited liability company.
     4. The name of the surviving limited liability company is Sunterra Poco Diablo Development, LLC.
     5. The executed Agreement and Plan of Merger is on file at 3865 West Cheyenne Avenue, Building #5, North Las Vegas, Nevada 89032, the principal place of business of the surviving limited liability company.
     6. A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the limited liability company or any person holding an interest in any other business entity which is to merge or consolidate.
     7. The Agreement and Plan of Merger between the aforesaid constituent entities provides that the merger herein certified shall be effective at 11:59 p.m. on the date of filing this Certificate of Merger in the State of Delaware.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11:59 PM 04/08/2003 030232770 — 3547793

     IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person, this 8th day of April, 2003.

SUNTERRA POCO DIABLO DEVELOPMENT, LLC
By:	SUNTERRA DEVELOPER AND SALES
HOLDING COMPANY, a Delaware
corporation, its sole manager and member

By:	/s/ James F. Anderson
	Name:	James F. Anderson
	Title:	Vice President

2

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
SUNTERRA POCO DIABLO DEVELOPMENT, LLC
     SUNTERRA POCO DIABLO DEVELOPMENT, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
     1. The name of the limited liability company is:
SUNTERRA POCO DIABLO DEVELOPMENT, LLC.
     2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:
National Registered Agents, Inc.
9 East Loockerman Street, Suite 1B
Dover, Delaware 19901
County of Kent
Executed on: January 14, 2004.

/s/ Lori Knohl
Lori Knohl, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 12:42 PM 01/23/2004 FILED 12:18 PM 01/23/2004 SRV 040049737 — 3547793 FILE

State of Delaware Secretary of State Division of Corporations Delivered 06:59 PM 10/17/2007 FILED 06:59 PM 10/17/2007 SRV 071127768 — 3547793 FILE
CERTIFICATE OF AMENDMENT
OF
SUNTERRA POCO DIABLO DEVELOPMENT, LLC
     1. The name of the limited liability company is SUNTERRA POCO DIABLO DEVELOPMENT, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is
DIAMOND RESORTS POCO DIABLO DEVELOPMENT, LLC
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Sunterra Poco Diablo Development, LLC this 16th day of October 2007.

By:	/s/ Frederick C. Bauman
Frederick C. Bauman
Authorized Person